FOR IMMEDIATE RELEASE

MarketWise Enters into Settlement Agreement with F. Porter Stansberry in
Connection with 2023 Annual Meeting

Baltimore, MD –May 2, 2023 – MarketWise, Inc. (NASDAQ: MKTW) (“MarketWise” or the “Company”) today announced that it has entered into a settlement agreement with F. Porter Stansberry in connection with the Company’s 2023 Annual Meeting of Shareholders (the “Agreement”).

Under the terms of the Agreement, the Company and Mr. Stansberry have agreed to put aside their past differences, to recommend an agreed slate of directors for election at the 2023 Annual Meeting, and among other things, to vote in favor of the agreed MarketWise Board’s slate at the 2023 Annual Meeting and to other customary terms. The full agreement will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

With these commitments, and as previously disclosed in a Form 8-K filing made with the SEC on April 21, 2023, outlining the terms of a voting agreement with the Company’s largest investor, MarketWise will increase the size of the Board and will appoint Matthew Turner, David Eifrig, Glenn Tongue, and Matthew Smith to the Board to fill the newly created vacancies. Mr. Turner will be appointed as a Class II Director standing for election at the 2023 Annual Meeting.

Following the Annual Meeting, the size of the Board will be reduced and capped at nine members. It was previously announced in March that Paul Idzik would be stepping down from the Board at the annual meeting and Manuel Borges has also decided to step down from the Board.

“We look forward to welcoming David, Glenn, Matt, and Matt to the Board,” said Amber Mason, Chief Executive Officer of MarketWise. “These new appointments demonstrate our commitment to ongoing Board refreshment and engagement with our shareholders. We are making significant progress on our strategic plan and are confident we have the right team in place to drive shareholder value. We are well positioned as the platform of choice in a growing industry and will continue to act and make decisions that we believe are in the best interest of the Company and all MarketWise shareholders. Lastly, we thank Paul and Manny for their significant contributions and services to the Board to help position us for long-term success.”

Correcting the Record

In addition, the Company provided the following clarifications, which Mr. Stansberry disputes, regarding certain public statements made by Mr. Stansberry, including:

Assertions	Facts
•Statements regarding the Company’s decision to combine with Ascendant Digital Acquisition Corp. (“Ascendant”)
•Mr. Stansberry approved the business combination with Ascendant Digital Acquisition Corporation (“Ascendant”), after having the opportunity to review the transactional documents, and participating in various informative meetings about the transactional documents and the business combination

•Claims regarding Mr. Stansberry’s departure being non-voluntary
•Mr. Stansberry’s resignation was voluntary and informed and was a precondition to the Company’s business combination with Ascendant
•This precondition was known to Mr. Stansberry in December 2020 -- more than two months before the Company agreed to merge with Ascendant
•Mr. Stansberry previously noted in materials provided to the SEC that he had previously handed the reins of MarketWise over to a highly competent and experienced executive team to handle the Company’s day-to-day operations

•Claims Ascendant sold MarketWise stock
•Ascendant directors have been buying MarketWise stock
•Ascendant filed a Form 4 with the SEC disclosing that it had distributed a portion of its MarketWise securities to its limited partners, including Mark Gerhard and Riaan Hodgson, in a standard distribution-in-kind

•Claims about receiving legal advice from the Company’s General Counsel
•Mr. Stansberry did not receive legal advice from the Company’s General Counsel
•Mr. Stansberry is aware that Gary Anderson is the General Counsel of MarketWise and serves as the Company’s attorney and is not Mr. Stansberry’s individual attorney
•In fact, Mr. Stansberry has his own personal attorney and Mr. Anderson cannot – and did not – provide Mr. Stansberry with legal advice at any time. Mr. Anderson is a highly valued and experienced member of the MarketWise executive team and has provided exemplary service to the Company

•Statements about the Crowdability acquisition
•The acquisition of Crowdability followed a comprehensive Board review
•The Crowdability transaction was subject to proper due diligence and Joe Schriefer has proven to be one of the few publishers in this industry with the ability to radically scale a financial publishing business
•Joe Schriefer also has one of the best networks of marketers and copywriters in the industry and the deep respect of many current Marketwise employees
•MarketWise expects great things from Mr. Schriefer in the years to come and stand behind him 100%

•Claims about signing a 10-year non-complete
•MarketWise never requested a 10-year non-compete from Mr. Stansberry
•As previously stated, Mr. Stansberry voluntarily resigned from the Company as a precondition to the combination with Ascendant and received appropriate compensation for his service to the Company
•In fact, Mr. Stansberry’s original 2-year non-compete term from his employment agreement was reduced to one year from the date of his resignation letter

The Board will provide the date of the Annual Meeting and present its formal recommendations regarding director nominees for election at the Annual Meeting in the Company's definitive proxy statement and other relevant documents to be filed with the SEC in due course.

About MarketWise

Founded with a mission to level the playing field for self-directed investors, today MarketWise is a leading multi-brand subscription services platform providing premium financial research, software, education, and tools for investors.

With more than 20 years of operating history, MarketWise is currently comprised of 12 primary customer facing brands, offering more than 190 products to our community of Free and Paid Subscribers. MarketWise’s products are a trusted source for high-value financial research, education, actionable investment ideas, and investment software. MarketWise is a 100% digital, direct-to-customer company offering its research across a variety of platforms including mobile, desktops, and tablets. MarketWise has a proven, agile, and scalable platform and our vision is to become the leading financial solutions platform for self-directed investors.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, including statements regarding the financial position, business strategy, and the plans and objectives of management for future operations of MarketWise. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including, but not limited to: our ability to attract new subscribers and to persuade existing subscribers to renew their subscription agreements with us and to purchase additional products and services from us; our ability to adequately market our products and services, and to develop additional products and product offerings; our ability to manage our growth effectively, including through acquisitions; failure to maintain and protect our reputation for trustworthiness and independence; our ability to attract, develop, and retain capable management, editors, and other key personnel; our ability to grow market share in our existing markets or any new markets we may enter; adverse or weakened conditions in the financial sector, global financial markets, and global economy; our ability to respond to and adapt to changes in technology and consumer behavior; failure to successfully identify and integrate acquisitions, or dispose of assets and businesses; our public securities’ potential liquidity and trading; and our ability to maintain and protect our intellectual property; and other factors beyond our control.

The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of our filings with the U.S. Securities and Exchange Commission (the “SEC”), including our upcoming Annual Report on Form 10-K for the year ended December 31, 2022. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this press release may not occur and actual results could differ materially and adversely from those anticipated.

Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. We do not give any assurance that we will achieve our expectations.

Important Additional Information and Where to Find It

The Company intends to file a definitive proxy statement (the “Proxy Statement”) with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Company’s 2023 annual meeting of stockholders (the “2023 Annual Meeting”). STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders will be able to obtain, free of charge, copies of the Proxy Statement, any amendments or supplements thereto and any other documents (including the WHITE proxy card) when filed by the Company with the SEC in connection with the 2023 Annual Meeting at the SEC’s website (http://www.sec.gov) or at the Company’s website https://investors.marketwise.com) or by contacting MarketWise’s investor relations department at (800) 290-4113.

MarketWise Investor Relations Contact

Jonathan Shanfield - MarketWise Investor Relations
Jamie Lillis - Solebury Strategic Communications

(800) 290-4113
Email: ir@marketwise.com

MarketWise Media Contact

Email: media@marketwise.com